SECOND AMENDMENT OF AGREEMENT OF SALE

            THIS SECOND AMENDMENT OF AGREEMENT OF SALE (this "Second Amendment") is made as of September 22, 2006, by and between DVL, INC, a Delaware corporation, having an address at 70 East 55th Street, 7th Floor, New York, New York 10022 (the "Seller"), and 354 BROADWAY ASSOCIATES, LLC., a New York limited liability company, having an address at 13 Notre Dame Street, Ft. Edward, New York 12828 (the "Buyer").

      WHEREAS, Seller and Buyer entered into an Agreement of Sale dated April 27, 2006, (the "Agreement") for the purchase and sale of certain real property located in the Town of Ft. Edward, County of Washington, State of New York, as such Property is more fully described in the Agreement (the "Property");

      WHEREAS, on June 28, 2006, Seller and Buyer entered into a First Amendment to Agreement of Sale (the "First Amendment"), pursuant to which Seller agreed to undertake certain soil sampling in the parking area of the Property (the "Environmental Testing");

      WHEREAS, Seller has completed the Environmental Testing, the results of which indicate the presence of polychlorinated biphenyls at certain locations in the parking area of the Property (the "Parking Area Contamination"); and

      WHEREAS, Buyer has requested and Seller has agreed to remediate the Parking Area Contamination (the "Parking Area Remediation") in accordance with the supplemental work plan prepared by Malcolm Pirnie, Inc. dated August 1, 2006 (the "Supplemental Work Plan"), a copy of which is attached hereto.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Buyer and Seller hereby covenant and agree as follows:

      1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      2. Seller, at its own expense, shall remediate the Parking Area Contamination in accordance with the Supplemental Work Plan. Upon completion of the Parking Area Remediation, Seller's environmental consultant shall submit a closure report for the Parking Area Remediation to the NYDEC. Based upon its review and approval of the closure report, the NYDEC shall issue a closure or "no further action" letter with respect to the Parking Area Contamination. Buyer acknowledges that Seller shall not be obligated to repave any portion of the Property after it completes the Parking Area Remediation; however, Buyer shall be entitled to a credit against the Purchase Price at Closing in the amount

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            of Thirty-Five Thousand and 00/100 Dollars ($35,000.00), which sum represents the estimate cost of repaving that portion of the parking area in which the Parking Area Remediation will occur.

      3. Contemporaneously with the execution of this Second Amendment, Buyer shall pay to Seller $3,537.50, which sum represents one-half (1/2) of the costs of the Environmental Testing in the parking area of the Property.

      4. Buyer acknowledges that the Environmental Work Plan for the Property and the Supplemental Work Plan have been approved by the NYDEC and are acceptable to Buyer in all respects.

      5. Buyer hereby waives any rights that it may have under Sections 3.02(d) or 3.02(e) of the Agreement to terminate the Agreement based upon its environmental investigation of the Property or the failure of the NYDEC to approve the Environmental Work Plan or the Supplemental Work Plan for the Property.

      6. Contemporaneously with the execution of this Second Amendment, Buyer shall pay to Escrow Agent the Additional Deposit in the amount of $11,875.00.

      7. Subject to the provisions of this Second Amendment, all of the terms, covenants, and conditions of the Agreement, as amended by the First Amendment, are reconfirmed and shall remain in full force and effect and binding upon the parties hereto, their successors and assigns.

      8. In the event of a conflict between any of the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, as amended by the First Amendment, the terms and provisions of this Second Amendment shall be controlling.

      9. This Second Amendment may be executed in separate counterparts. It shall be fully executed when Seller and Buyer have each signed at least one counterpart even though no one counterpart contains the signature of both parties.

                     [signatures appear on following page]

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      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

                                   SELLER:

                                   DVL, INC.

                                   By /s/ Charles D. Carames
                                      ------------------------
                                      Name: Charles D. Carames
                                      Title: Vice President

                                   Date: 9/25/06
                                         ---------------------


                                   BUYER:

                                   354 BROADWAY ASSOCIATES, LLC

                                   By /s/ S. Paul Miller
                                      ------------------------
                                      Name: S. Paul Miller
                                      Title: Member

                                   Date: 9/22/06
                                         ---------------------